Exhibit 5.1 & 23.2

WILLIAM M. AUL
ATTORNEY AT LAW
7676 Hazard Center Drive, Suite 500
San Diego, CA 92108

March 26, 2010
The Board of Directors Green Star Alternative Energy, Inc. 1660 Hotel Circle North, Suite 207 San Diego, California 92108

Gentlemen:

          In my capacity as special counsel for Green Star Alternative Energy, Inc., a Nevada corporation (the "Company"), I have participated in the corporate proceedings relative to the authorization by the Company of a maximum of 6,370,000 shares of common stock pursuant to the Plan as set out and described in the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"). I have also participated in the preparation and filing of the Registration Statement.

          Based upon the foregoing and upon my examination of originals (or copies certified to my satisfaction) of such corporate records of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied me by the Company, having regard for the legal considerations which I deem relevant, I am of the opinion that:

(1) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada;

          (2)  The Company has taken all requisite corporate action and all action required by the laws of the State of Nevada with respect to the authorization, issuance and sale of the shares of common and preferred stock to be issued pursuant to the Registration Statement; and

(3) The 6,370,000 shares of common stock, when issued pursuant to the Registration Statement, will be validly issued, fully paid and non-assessable.
This Opinion is restricted to the application of the Securities Act of 1933. I have not been asked to give or provide any review of the application of the laws of any other jurisdiction.
I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to myself in the Registration Statement.

Yours very truly,

/s/ William M. Aul WILLIAM M. AUL